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                               Coleman & Rhine LLP
                           1120 Avenue of the Americas
                            New York, New York 10036

                                                                October 23, 1998

Imperial Merger Corp.
1259 Norhtwest 21st Street
Pompano Beach, Florida 33069

                  Re: Form S-4 Registration Statement (the "Registration Statement")

Gentlemen:

         We have acted as counsel to Imperial Merger Corp., a Delaware corporation (the "Company"), in connection with the merger (the "Merger") and related transactions contemplated by that certain Amended and Restated Agreement and Plan of Merger, dated as of October 12, 1998 (the "Merger Agreement"), by and between Imperial Industries, Inc. and the Company. As such counsel, we have examined the Company's Certificate of Incorporation and By-Laws as presently in effect, minutes and other instruments evidencing actions taken by the Company's directors, the Merger Agreement, the Registration Statement and exhibits thereto and such other documents and instruments relating to the Company and the issuance of the securities thereof as we have deemed necessary or appropriate to form the basis for the opinion hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

         We are members of the Bar of the State of New York and do not represent ourselves to be expert in the laws of any other state or jurisdiction, except with respect to the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

         Based upon the foregoing, we are of the opinion that:

         1. The Company has been duly organized and is validly existing under the laws of Delaware and has authorized capital stock consisting of 20,000,000 shares of common stock, $.01 par value ("Common Stock"), and 5,000,000 shares of preferred stock, $.01 par value.


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         2. The shares of Common Stock issuable in connection with the Merger have been duly authorized, and, when issued in accordance with the terms set forth in the Merger Agreement, will be validly issued, fully paid and nonassessable.

         3. The three year 8% subordinated debentures of the Company issuable in connection with the Merger have been duly authorized, and, when issued in accordance with the terms set forth in the Merger Agreement, will be validly issued and fully paid.

         4. The warrants ("Warrants") issuable to the Company's financial advisor will be exercisable for shares of Common Stock in accordance with the terms thereof and at the prices therein provided for; the shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon such exercise, and such shares, when issued upon exercise in accordance with the terms of such Warrants and at the price provided for therein, will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to (i) the use of this opinion as an exhibit to the Registration Statement and as an exhibit to any application under the securities or other laws of any state of the United States, which relates to the offering that is the subject of this opinion, and (ii) the reference to this firm under the heading "Legal Matters" in the prospectus which is contained in the Registration Statement. By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

     This opinion is as of the date hereof and is limited to the laws in effect as of the date hereof. We undertake no obligation to advise you of any change, whether legal or factual, in any matters set forth herein.

     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraphs.

                                   Very truly yours,

                                   COLEMAN & RHINE LLP